                      SECURITIES AND EXCHANGE COMMISSION


                           WASHINGTON, D.C.  20549



                                   FORM 8-K


                                CURRENT REPORT




                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)      June 8, 1995
                                                 -------------------------------


                              YELLOW CORPORATION
           --------------------------------------------------------
            (Exact name of registrant as specified in its charter)



          Delaware                   0-12255                    48-0948788
- -------------------------------------------------------------------------------
(State or other jurisdiction       (Commission              (IRS Employer
    of incorporation)               File Number)             Identification No.)



    10777 Barkley, P. O. Box 7563,       Overland Park, Kansas      66207
- -------------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)





Registrant's telephone number, including area code         (913) 967-4300
                                                   ----------------------------


                                  No Changes.
- -------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 5.  Other Events

        On June 8, 1995, Yellow Corporation (the company) announced that it expects to report in the range of a small profit to a small loss for the second quarter. Consensus estimates from analysts who follow the company have recently been lowered for the second quarter and for the year, but current company experience suggests that results will be below those estimates.

        Profits at the company's largest subsidiary, Yellow Freight System, remain under pressure due to an increase in competitive price discounting, significant softening in the economy resulting in lower business volumes and the loss of about 2% of tonnage following last year's labor strike. Also, effective April 1, union wages and benefits increased by approximately 3.2%.

        The company's second largest subsidiary, Preston Trucking Company, is also experiencing profit pressure due to soft revenue levels and competitive price discounting. Expenses at that company are under tight control but are impacted by the union wage increase combined with a step-down in the wage reduction program that netted a 5% increase in labor costs on April 1.

        Despite the weakened earnings environment, the company is committed to investing in service improvements, the expansion of new technology at its subsidiaries and maintaining its strong balance sheet.






                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                    YELLOW CORPORATION
                                               ----------------------------
                                                       (Registrant)



        Date:  June 12, 1995                   /s/ Phillip A. Spangler
              ---------------                  ----------------------------
                                               Phillip A. Spangler
                                               Vice President and Treasurer